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                                                                      EXHIBIT 21

                         SUBSIDIARES OF IDEX CORPORATION
                                December 31, 1998
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                                                                                               OTHER NAME
                                                    JURISDICTION OF                        WHICH DOING BUSINESS
                  SUBSIDIARY                         INCORPORATION                                IF ANY
--------------------------------------------       -----------------------------          ----------------------
BAND-IT-IDEX, INC.                                 DELAWARE
    BAND-IT COMPANY LTD.                           UNITED KINGDOM
    BAND-IT CLAMPS (ASIA) PTE., LTD.               SINGAPORE
    BAND-IT R.S.A. (PTY) LTD.                      REP. OF S. AFRICA, 51% OWNED

CORKEN, INC.                                       DELAWARE

FMI MANAGEMENT COMPANY                             ILLINOIS
FLUID MANAGEMENT, INC.                             DELAWARE
    FLUID MANAGEMENT EUROPE B.V.                   NETHERLANDS
        FLUID MANAGEMENT U.K. LTD.                 UNITED KINGDOM
        FLUID MANAGEMENT FRANCE SARL               FRANCE
        FLUID MANAGEMENT ESPANA SLU                SPAIN
        FLUID MANAGEMENT SCANDINAVIA AB            SWEDEN
    FLUID MANAGEMENT GmbH                          GERMANY
    FLUID MANAGEMENT AUSTRALIA PTY., LTD.          AUSTRALIA
    FLUID MANAGEMENT CANADA, INC.                  CANADA
    FLUID MANAGEMENT SERVICOS e VENDAS LTD.        BRAZIL

GAST MANUFACTURING, INC.                           MICHIGAN
    GAST ASIA, INC.                                MICHIGAN
    GAST MANUFACURING COMPANY LTD.                 UNITED KINGDOM

HALE PRODUCTS, INC.                                PENNSYLVANIA
    HALE PRODUCTS EUROPE GmbH                      GERMANY
    GODIVA PRODUCTS LTD.                           UNITED KINGDOM
        SEITHAL LIMITED                            UNITED KINGDOM
            GODIVA LIMITED                         UNITED KINGDOM
                GINSWAT LTD.                       HONG KONG
    HALE PRODUCTS BET. GmbH                        GERMANY
    LUKAS HYDRAULIK VER. GmbH                      GERMANY
        LUKAS HYDRAULIK GmbH                       GERMANY

LUBRIQUIP, INC.                                    DELAWARE
    KLS LUBRIQUIP, INC.                            WISCONSIN

MICROPUMP, INC.                                    DELAWARE
    MICROPUMP LIMITED                              UNITED KINGDOM

PULSAFEEDER, INC.                                  DELAWARE
    PULSAFEEDER PTE., LTD.                         SINGAPORE
        KNIGHT, INC.                               DELAWARE
            KNIGHT INTERNATIONAL B.V.              NETHERLANDS
                KNIGHT EQUIPMENT INTL. B.V.        NETHERLANDS
            KNIGHT U.K. LTD.                       UNITED KINGDOM
            KNIGHT EQUIPMENT AUSTRALIA PTY., LTD.  AUSTRALIA
            KNIGHT EQUIPMENT (CANADA) LTD.         CANADA

SIGNFIX HOLDINGS LIMITED                           UNITED KINGDOM
    SIGNFIX LIMITED                                UNITED KINGDOM
        TESPA GmbH                                 GERMANY

VIKING PUMP, INC.                                  DELAWARE
    VIKING PUMP (EUROPE) LTD.                      IRELAND
    JOHNSON PUMP (UK) LTD.                         UNITED KINGDOM
    VIKING PUMP OF CANADA, INC.                    ONTARIO
    VIKING PUMP LATIN AMERICA S.A. DE C.V.         MEXICO

WARREN RUPP, INC.                                  DELAWARE                               MARATHON PUMP COMPANY
    WARREN RUPP (EUROPE) LTD.                      IRELAND
    BLAGDON PUMP HOLDINGS, LTD.                    UNITED KINGDOM
        BLAGDOM PUMP LTD.                          UNITED KINGDOM

IDEX FOREIGN SALES CORP.                           BARBADOS
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